EXHIBIT 21.1


                        SCHNITZER STEEL INDUSTRIES, INC.
                              List of Subsidiaries

       Subsidiary                                         State of Incorporation
       ----------                                         ----------------------

       Alaska Steel Co.                                           Oregon
       Arion Shipping Co.                                         Delaware
       Cascade Steel Rolling Mills, Inc.                          Oregon
       Columbia Forge and Machine Works, Inc.                     Oregon
       Crawford Street Corporation                                Oregon
       Edman Corp.                                                Oregon
       General Metals of Alaska                                   Oregon
       General Metals of Tacoma, Inc.                             Washington
       Joint Venture Operations, Inc.                             Delaware
       Levi's Iron and Metal, Inc.                                Oregon
       Manufacturing Management, Inc.                             Oregon
       SSI International (Oregon), Inc.                           Oregon
       SSI International, Inc.                                    Guam
       SSI International Far East Ltd.                            Korea
       Mormil Corp.                                               Oregon
       MRI Corporation                                            Delaware
       Norprop, Inc.                                              Oregon
       Oregon Rail Marketing Co.                                  Oregon
       Proler Environmental Services, Inc.                        Delaware
       Proler Industries, Inc.                                    Delaware
       Proler International Corp                                  Delaware
       Proler Properties, Inc.                                    Texas
       Proler Recycling, Inc.                                     Delaware
       Proler Steel, Inc.                                         Delaware
       Proleride Transport Systems, Inc.                          Delaware
       Prolerized Steel Corporation                               Delaware
       Schnitzer Leasing, Inc.                                    Oregon
       SSP Arion Corp.                                            Oregon
       SSP Reclamation Company                                    Oregon